Registration No. 333-47308

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------
             POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8 TO FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                             WASHINGTON MUTUAL, INC.
             (Exact name of registrant as specified in its charter)

         Washington                    6036                      91-1653725
(State or other jurisdiction   (Primary Standard              (I.R.S. Employer
of incorporation or            Industrial Classification     Identification No.)
organization)                  Code Number)

                                1201 Third Avenue
                            Seattle, Washington 98101
               (Address of Principal Executive Offices)(Zip Code)

                   Bank United Corp. 1996 Stock Incentive Plan
                   Bank United Corp. 1999 Stock Incentive Plan
                   Bank United Corp. 2000 Stock Incentive Plan
                            (Full title of the plan)

                                 Fay L. Chapman
                  Executive Vice President and General Counsel
                                1201 Third Avenue
                            Seattle, Washington 98101
                                 (206) 461-2000
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                                 David R. Wilson
                       Heller Ehrman White & McAuliffe LLP
                     6100 Columbia Center, 701 Fifth Avenue
                            Seattle, Washington 98104
                                 (206) 447-0900

                                EXPLANATORY NOTE

The shares subject to this Post-Effective Amendment on Form S-8 to Form S-4 are issuable upon exercise of outstanding options under the Bank United Corp. ("Bank United") 1996 Stock Incentive Plan (the "1996 Bank United Plan"), the Bank United 1999 Stock Incentive Plan (the "1999 Bank United Plan") and the Bank United 2000 Stock Incentive Plan (the "2000 Bank United Plan"). The 1996 Bank United Plan, the 1999 Bank United Plan and the 2000 Bank United Plan are sometimes collectively referred to as the "Bank United Plans". The registrant has assumed the outstanding obligations under the Bank United Plans as successor to Bank United by reason of merger of Bank United into the Registrant. 4,407,119 shares of the Registrant's common stock are issuable under the Bank United Plans.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The shares being registered are issuable upon exercise of outstanding options under plans of Bank United Corp. ("Bank United") which are being assumed by Washington Mutual, Inc. as part of the merger of Bank United into Washington Mutual, Inc. The terms of the existing Bank United plans will remain unchanged except that Washington Mutual, Inc. shares will be issued in lieu of Bank United shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The  following   documents  filed  by  Washington  Mutual,   Inc.  (the
"Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (1) Annual Report on Form 10-K for the year ended December 31, 1999 (the "1999 Washington Mutual 10-K");

         (2) Quarterly Reports on Form 10-Q for the quarter ended March 31, 2000, for the quarter ended June 30, 2000, and for the quarter ended September 30, 2000;

         (3) Current Reports on Form 8-K dated January 20, 2000; April 4, 2000; April 21, 2000; July 21, 2000; August 21, 2000 (two reports on that date); October 19, 2000; January 8, 2001; January 17, 2001; January 18, 2001; and January 22, 2001;

         (4) The description of Registrant's Common Stock, no par value, contained in Item 5 of Registrant's Current Report on Form 8-K dated November 29, 1994; and

         (5) The description of Registrant's Shareholder Rights Plan contained in Item 1 of Registrant's Registration Statement on Form 8-A dated January 8, 2001.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         As of February 14, 2001, Heller Ehrman White & McAuliffe LLP and individual attorneys at the firm who participated in this transaction owned or possessed options to acquire an aggregate 13,179 shares of the common stock of Registrant.

Item 6.  Indemnification of Directors and Officers.

         Section 23B.08.320 of the Washington Business Corporation Act (the "Corporation Act") provides that the personal liability of directors to a corporation imposed by Section 23B.08.310 of the Corporation Act may be eliminated by the articles of incorporation of the corporation, except in the case of acts or omissions involving certain types of conduct. At Article XIII of its Restated Articles of Incorporation, the Registrant has elected to eliminate the liability of directors to the Registrant to the extent permitted by law. Thus, a director of the Registrant is not personally liable to the Registrant or its shareholders for monetary damages for conduct as a director, except for liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If Washington law is amended to authorize corporate action that further eliminates or limits the liability of directors, then the liability of Washington Mutual directors will be eliminated or limited to the fullest extent permitted by Washington law, as so amended.

         Section 23B.08.560 of the Corporation Act provides that if authorized by (i) the articles of incorporation, (ii) a bylaw adopted or ratified by the shareholders, or (iii) a resolution adopted or ratified, before or after the event, by the shareholders, a corporation will have the power to indemnify directors made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations on indemnification contained in Sections 23B.08.510 through 23B.08.550 of the Corporation Act.

         Pursuant to Article X of Washington Mutual's Restated Articles of Incorporation and Article VIII of Washington Mutual's Bylaws, Washington Mutual must, subject to certain exceptions, indemnify and defend its directors against any expense, liability or loss arising from or in connection with any actual or threatened action, suit or proceeding relating to service for or at the request of Washington Mutual, including without limitation, liability under the Securities Act. Washington Mutual is not permitted to indemnify a director from or on account of acts or omissions of such director which are finally adjudged to be intentional misconduct, or from or on account of conduct in violation of RCW 23B.08.310, or a knowing violation of the law from or on account of any transaction with respect to which it is finally adjudged that such director received a benefit in money, property or services to which he or she was not entitled. If Washington law is amended to authorize further indemnification of directors, then Washington Mutual directors shall be indemnified to the fullest extent permitted by Washington law, as so amended. Also, pursuant to Article VIII of Washington Mutual's Bylaws, Washington Mutual may, by action of the Washington Mutual Board, provide indemnification and pay expenses to officers, employees and agents of Washington Mutual or another corporation, partnership, joint venture, trust or other enterprise with the same scope and effect as above described in relation to directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Washington Mutual pursuant to the provisions described above, Washington Mutual has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4.1 Bank United 1996 Stock Incentive Plan (incorporated by reference to Bank United's Registration Statement filed on Form S-1 on July 25, 1996).

         4.2      Form of the Bank United 1999 Stock Incentive Plan.

         4.3      Form of the Bank United 2000 Stock Incentive Plan..

         4.4 Restated Articles of Incorporation of the Registrant (incorporated by reference to Washington Mutual, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30,
                  1999).

         4.5 Rights Agreement, dated as of December 20, 2000, between Registrant and Mellon Investor Services as Rights Agent (incorporated by reference to Washington Mutual, Inc. Registration Statement on Form 8-A dated January 8, 2001).

         4.6 The registrant agrees to furnish the Securities and Exchange Commission, upon request, with copies of all instruments defining the rights of holders of long-term debt of registrant and its consolidated subsidiaries.

         5 Opinion of Heller Ehrman White & McAuliffe LLP (previously filed)

         23.1 Consent of Heller Ehrman White & McAuliffe LLP (included as part of the previously filed Opinion of Heller Ehrman
                  White & McAuliffe)

         23.2     Consent of Deloitte & Touche LLP

         23.3     Consent of KPMG LLP

         24       Power of Attorney (previously filed)


Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on this 14th day of February, 2001.

                                    WASHINGTON MUTUAL, INC.

                                    By:   /s/ Fay L. Chapman
                                          ------------------
                                          Fay L. Chapman
                                          Title: Senior Executive Vice President


                                POWER OF ATTORNEY


               *                                          *
---------------------------------           ----------------------------
Kerry K. Killinger                          William A. Longbrake
Chairman, President and                     Executive Vice President and
Chief Executive Officer; Director           Chief Financial Officer
(Principal Executive Officer)               (Principal Financial Officer)

               *                            /s/ Robert H. Miles
----------------------------                ----------------------------
Philip D. Matthews                          Robert H. Miles
Director                                    Senior Vice President and Controller
                                            (Principal Accounting Officer)

               *                                          *
----------------------------                ----------------------------
Douglas P. Beighle                          William P. Gerberding
Director                                    Director

               *                                          *
----------------------------                ----------------------------
David Bonderman                             Enrique Hernandez, Jr.
Director                                    Director

                                                          *
----------------------------                ----------------------------
J. Taylor Crandall                          Mary E. Pugh
Director                                    Director

               *                                          *
----------------------------                ----------------------------
Roger H. Eigsti                             Michael K. Murphy
Director                                    Director

               *
----------------------------                ----------------------------
John W. Ellis                               William G. Reed, Jr.
Director                                    Director

               *                                          *
----------------------------                ----------------------------
Anne V. Farrell                             James H. Stever
Director                                    Director

                                                          *
----------------------------                ----------------------------
Stephen E. Frank                            Willis B. Wood, Jr.
Director                                    Director

               *                                          *
----------------------------                ----------------------------
Elizabeth A. Sanders                        William D. Schulte
Director                                    Director


/s/ Fay L. Chapman
----------------------------
Fay L. Chapman
Attorney in Fact

                                INDEX TO EXHIBITS

         Exhibit           Description

         4.1 Bank United 1996 Stock Incentive Plan (incorporated by reference to Bank United's Registration Statement filed on Form S-1 on July 25, 1996).

         4.2               Form of the Bank United 1999 Stock Incentive Plan.

         4.3               Form of the Bank United 2000 Stock Incentive Plan..

         4.4 Restated Articles of Incorporation of the Registrant (incorporated by reference to Washington Mutual, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

         4.5 Rights Agreement, dated as of December 20, 2000, between Registrant and Mellon Investor Services as Rights Agent (incorporated by reference to Washington Mutual, Inc. Registration Statement on Form 8-A dated January 8, 2001).

         4.6 The registrant agrees to furnish the Securities and Exchange Commission, upon request, with copies of all instruments defining the rights of holders of long-term debt of registrant and its consolidated subsidiaries.

         5                 Opinion of Heller Ehrman White & McAuliffe LLP
                           (previously filed)

         23.1 Consent of Heller Ehrman White & McAuliffe LLP (included as part of the previously filed Opinion of Heller Ehrman White & McAuliffe)

         23.2              Consent of Deloitte & Touche LLP

         23.3              Consent of KPMG LLP

         24                Power of Attorney (previously filed)

EXHIBIT 4.2                Bank United Corp. 1999 Stock Incentive Plan

EXHIBIT 4.3                Bank United Corp. 2000 Stock Incentive Plan

EXHIBIT 23.2               Consent of Deloitte & Touche LLP

EXHIBIT 23.3               Consent of KPMG LLP